UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 24, 2019
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-5265638 (IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
Background
On August 8, 2018, an investment consortium (the “Consortium”) including Cannae Holdings, Inc. (“Cannae”) and affiliates of Bilcar, LLC, CC Capital Partners LLC, and Thomas H. Lee Partners, L.P. along with other investors entered into equity commitments in connection with the acquisition of The Dun & Bradstreet Corporation, a Delaware corporation ("Dun & Bradstreet", NYSE:DNB) (the "DNB Acquisition"). Contemporaneously, Dun & Bradstreet entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Dun & Bradstreet, Star Parent, L.P., a Delaware limited partnership ("Parent"), and Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Dun & Bradstreet (the "Merger"), with Dun & Bradstreet surviving the Merger as a wholly owned subsidiary of Parent.
Subsequently, on November 19, 2018, Black Knight, Inc. (the "Company" or "we") announced that we would join the Consortium and that our board of directors had approved a $375 million investment in Dun & Bradstreet, which would represent an economic ownership of less than 20% in the recapitalized Dun & Bradstreet.
See Dun & Bradstreet's Current Report on Form 8-K filed on August 8, 2018 for a more detailed description of the Merger and its terms and conditions.
The DNB Acquisition will be financed through a combination of committed equity financing provided by the Consortium, committed preferred equity from preferred equity sources and debt financing that has been committed to by Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Royal Bank of Canada.
The DNB Acquisition is expected to close no later than February 11, 2019.
Assignment and Investment Agreement
On January 24, 2019, Black Knight entered into an Assignment and Investment Agreement (the “Agreement”) with QIA FIG Holding LLC (the “Exiting Investor”), Cannae, and Parent in connection with the Company’s $375 million investment as part of the Consortium. Pursuant to the Agreement, the Company will assume (1) all of the Exiting Investor’s rights and obligations under its Equity Commitment Letter and the Interim Investors Agreement with respect to the Exiting Investor’s $250 million equity commitment in Parent (the “Exiting Investor Assigned Commitment”), (2) all of the obligations of the Exiting Investor set forth in the Exiting Investor’s Limited Guarantee, (3) a portion of Cannae’s rights and obligations under its Equity Commitment Letter and the Interim Investors Agreement, in each case with respect to an equity commitment of $125 million (the “Cannae Assigned Commitment” and together with the Exiting Investor Assigned Commitment, the “Assigned Commitments”) of Cannae’s equity commitment in Parent, and (4) the obligations of Cannae set forth in Cannae’s Limited Guarantee solely with respect to the portion that bears to the Cannae Assigned Commitment. Black Knight’s total equity commitment in Parent under the Agreement will be $375 million provided that its total equity commitment in Parent shall at all times be less than 20% of the equity capitalization of Parent. To the extent it is determined that the Company’s aggregate commitment would be equal to or greater than 20% of the aggregate equity capitalization of Parent, the Cannae Assigned Commitment shall be reduced accordingly such that Black Knight’s aggregate commitment is less than 20% of the aggregate equity capitalization of Parent (a “Commitment Reduction”), and the Company’s assumed rights and obligations with respect to the Exiting Investor will not be reduced.
Rights and Obligations with respect to Exiting Investor and Cannae Equity Commitment Letters
Pursuant to the Agreement, Black Knight has assumed the rights and obligations of the Exiting Investor with respect to the Exiting Investor Assigned Commitment and Cannae with respect to the Cannae Assigned Commitment. The Assigned Commitments, together with the equity commitments of other members of the Consortium and other funding as contemplated by the Merger Agreement, will be used by Parent, to fund, directly or indirectly, the Merger, to the extent necessary.
The obligation of the Company to fund the Assigned Commitments will terminate automatically and immediately upon the earliest to occur of certain events including principally (a) the Closing (upon funding), (b) the termination of the Merger Agreement in accordance with its terms, (c) Dun & Bradstreet or any of its affiliates or representatives asserting any claim, subject to certain exceptions, against the Company, Parent or certain other parties in connection with the Merger Agreement or any of the transactions contemplated by the Equity Commitment Letters, Limited Guarantees, or the Merger Agreement, (d) any judgement against Parent or the Company with respect to certain claims that includes an award for money damages, and (e) the funding by the Company or any permitted assignee of its equity commitment in full to Parent.

Rights and Obligations under Exiting Investor and Cannae Limited Guarantees
Pursuant to the Agreement, Black Knight has assumed the obligations of (i) the Exiting Investor, and (ii) Cannae with respect to the portion that bears to the Cannae Assigned Commitment (as it may be reduced as described above), to guarantee payment in favor of Dun & Bradstreet its pro rata share of certain termination fees, summarized below, and other expenses payable by Parent in the event that the Merger Agreement is terminated pursuant to certain provisions of the Merger Agreement, subject to the terms and conditions set forth therein. In the event that of a Commitment Reduction to reduce the Company’s aggregate commitment to less than 20% of the aggregate equity capitalization of Parent, the Company’s obligations under the Cannae Limited Guarantee will be proportionately reduced.
The Merger Agreement includes the following termination rights and related termination fees, which are subject to the provisions of the Limited Guarantees:

•
if the Merger Agreement is terminated by Dun & Bradstreet (i) because Parent or Merger Sub have breached their respective representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and have failed to cure such breach within a certain period or (ii) because Parent has failed to consummate the Merger pursuant to the Merger Agreement notwithstanding the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to do so and certain notice of such failure from Dun & Bradstreet to Parent, then Parent will be required to pay Dun & Bradstreet a termination fee equal to $380.1 million; and

•
if the Merger Agreement is terminated in certain circumstances related to the failure to receive certain regulatory approvals, then Parent will be required to pay Dun & Bradstreet a termination fee equal to $380.1 million

The foregoing description of the Assignment and Investment Agreement is not complete and is qualified by reference to the complete document, which is filed herewith as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information described in Item 1.01 above relating to the Assignment and Investment Agreement is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
10.1*	Assignment and Investment Agreement by and among Black Knight, Inc., QIA FIG Holding LLC, Cannae Holdings, Inc. and Star Parent, L.P.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Black Knight, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	January 28, 2019	By:	/s/ Kirk T. Larsen
			Name:	Kirk T. Larsen
			Title:	Executive Vice President and Chief Financial Officer